EXHIBIT 99.3

LEHMAN BROTHERS HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME
(Preliminary and Unaudited)
(In millions, except per share data)

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                                                         Three Months Ended
                                                 ------------------------------------

                                                                                              Percentage
                                                     August 31           August 31            Change
                                                      2002                2001                Inc/(Dec)
                                                 ---------------- --- ---------------    -------------------


Revenues:
   Principal transactions                                   $234                $637
   Investment banking                                        427                 491
   Commissions                                               357                 253
   Interest and dividends                                  3,048               3,657
   Other                                                       9                  19
                                                 ----------------     ---------------
      Total revenues                                       4,075               5,057
   Interest expense                                        2,728               3,429
                                                 ----------------     ---------------
      Net revenues                                         1,347               1,628                 (17% )
                                                 ----------------     ---------------

Non-interest expenses:
   Compensation and benefits                                 687                 830
   Technology and communications                             140                 131
   Brokerage and clearance fees                               87                  82
   Occupancy                                                  73                  52
   Business development                                       37                  44
   Professional fees                                          36                  38
   Other                                                      18                  16
                                                 ----------------     ---------------
      Total non-interest expenses                          1,078               1,193                  (10%)
Income before taxes and dividends on trust
preferred securities                                         269                 435
   Provision for income taxes                                 61                 112
   Dividends on trust preferred securities                    14                  14
                                                 ----------------     ---------------
                                                 ----------------     ---------------
Net income                                                  $194                $309                  (37%)
                                                 ================     ===============
                                                 ================     ===============
   Preferred stock dividends                                  11                  11
Net income applicable to common stock                       $183                $298                  (39%)
                                                 ================     ===============
                                                 ================     ===============

Earnings per common share
   Basic                                                   $0.74               $1.24
                                                 ================     ===============
   Diluted                                                 $0.70               $1.14
                                                 ================     ===============

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